UNITED STATES



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 5, 2004


                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-27460                                          16-1158413
(Commission File Number)                    (I.R.S. Employer Identification No.)


205 Indigo Creek Drive, Rochester, New York                 14626
 (Address of principal executive offices)                 (Zip Code)


                                 (585) 256-0200
               (Company's telephone number, including area code)


                                (Not Applicable)
          (Former name or former address, if changed since last report)

Item 12: Results of Operations and Financial Condition



                       Performance Technologies Announces
                    Fourth Quarter and 2003 Financial Results

      "Record 2003 Revenue and Nine-Fold Increase in Year-Over-Year Profit"


ROCHESTER, NY -- February 5, 2004 -- Performance Technologies,  Inc. (Nasdaq NM:
PTIX), a leading developer of embedded computing products and system-level solutions for the communications, military and commercial markets, today announced financial results for the fourth quarter and 2003.

Revenue in the fourth quarter 2003 amounted to $13.3 million, compared to $10.0 million in the corresponding quarter a year earlier. Revenue for 2003 amounted to $50.0 million, compared to $27.0 million in 2002. The Computing Products Group, acquired in October 2002, contributed $18.3 million and $5.0 million to revenue in 2003 and 2002, respectively.

GAAP Earnings Basis:

Net income for the fourth quarter 2003 amounted to $1.1 million, or $.09 per diluted share including non-recurring expenses, based on 13.2 million shares outstanding. Net income for the fourth quarter 2002 amounted to $.7 million, or $.06 per diluted share including non-recurring expense, based on 12.3 million shares outstanding.

Net income for 2003 amounted to $3.0 million, or $.24 per diluted share including non-recurring expenses, based on 12.7 million shares outstanding. Net income for 2002 amounted to $.3 million, or $.03 per diluted share including non-recurring expenses, based on 12.4 million shares outstanding.

Non-GAAP Information:

Net income for the fourth quarter 2003 amounted to $1.6 million, or $.12 per share excluding non-recurring expenses, based on 13.2 million shares outstanding. During the fourth quarter 2003, the Company recorded an incremental restructuring charge amounting to $.1 million (pre-tax), or $.01 per share, for a facility closed during 2002. In addition, the Company recorded an impairment charge on an equity investment in the amount of $.4 million (after-tax), or $.03 per share. Net income for the fourth quarter 2002 amounted to $1.1 million, or $.09 per share excluding non-recurring expense, based on 12.3 million shares outstanding. During the fourth quarter 2002, the Company recorded a non-recurring expense for in-process research and development costs associated with an acquisition amounting to $.4 million (after-tax), or $.03 per share.

Net income for 2003 amounted to $3.5 million, or $.28 per share excluding non-recurring expenses, based on 12.7 million shares outstanding. For 2003, using an effective income tax rate of 26%, non-recurring expenses were recorded for an incremental restructuring charge amounting to $.1 million (pre-tax), or $.01 per share and for an impairment charge amounting to $.4 million
(after-tax),  or $.03  per  share.

Performance Technologies Announces Fourth Quarter and 2003 Financial Results Page 2

Net income for 2002 amounted to $1.2 million, or $.10 per share excluding non-recurring expenses, based on 12.4 million shares outstanding. For 2002, using an effective income tax rate of 31%, non-recurring expenses were recorded for restructuring charges amounting to $.6 million (pre-tax), or $.03 per share; class action settlement costs amounting to $.1 million (pre-tax), or $.01 per share; and in-process research and development costs amounting to $.4 million (after-tax), or $.03 per share. The income tax benefit during 2002 reflects tax credits due the Company relating to its international operations, as well as benefit derived from research activities, foreign sales and tax-exempt interest.

Cash and marketable securities amounted to $29.6 million and $24.1 million at December 31, 2003 and 2002, respectively, and no long-term debt existed at either date.

The following contains forward-looking statements within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934 and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Early in 2003, a new corporate strategy was defined that emphasized the Company's combination of technological innovation and product breadth. The thrust of this strategy was to deliver fully-managed, system-level platform solutions to the embedded systems marketplace and to heighten the awareness of the Company's expanded capabilities. In spite of negative economic conditions at the beginning of the year, the Company initiated important investments in sales, marketing and engineering to launch the Company's new strategy.

"There are positive signs that the Company's strategic investments, initiated early in 2003, are gaining market traction," said Donald Turrell, president and chief executive officer. "Based on an improving market position and our fourth quarter financial performance, we feel the Company is starting to see an early payback from these initiatives. In addition, we have confidence that the organization is well positioned to benefit further as we enter what appears to be the beginning of the next positive business cycle."

Based on discussions with customers, management expects a number of "design wins," especially for the Company's IPnexus(TM) system level platforms, will reach the production stage during 2004. If these customers achieve their expected production level volumes, they will contribute meaningfully to the Company's continued growth as the general marketplace improves.

During January 2004, the Company completed the purchase of Mapletree Networks, Inc., located in Norwood, Massachusetts. Management expects that the addition of the Mapletree Networks voice, data and fax access technology solutions will allow Performance Technologies to better participate in the VoIP market, a resurging segment fueled by the growth of affordable broadband, and the ongoing expansion in the wireless market. During 2004, the new Voice Technology Group is expected to increase the Company`s revenue by approximately $6.5 million to $7 million and operations are planned to be breakeven to slightly accretive from an earnings per share perspective.

The Company holds a minority equity investment in a developer of specialized single board computer solutions. While results from operations improved, the organization was still not profitable during 2003. During the fourth quarter 2003, the Company was able to reduce its investment in this firm from 47 percent to 30 percent and recorded an impairment write down.

Performance Technologies Announces Fourth Quarter and 2003 Financial Results Page 3

Guidance

The Company's integrated platform and component products are incorporated into current and next-generation embedded systems infrastructure. Traditionally, design wins have been an important metric for management to judge the Company's product acceptance in its marketplace. Design wins, if implemented, reach production volumes at varying rates, generally beginning twelve to eighteen months after the design win occurs. A variety of risks such as schedule delays, cancellations, changes in customer markets and economic conditions can adversely affect a design win before production is reached, or during deployment. In addition, during difficult economic periods, a substantial portion of the Company's revenue is frequently derived from orders placed within the quarter and shipped in the final month of the quarter. Unfortunately, forward-looking visibility on customer orders continues to be very limited.

During 2003, while very few companies in the Company's target markets were experiencing revenue growth, certain of the Company's customers began moving projects toward production. In addition, since mid-year, the Company's sales organization has seen a broad acceleration in design activity. During the fourth quarter 2003, the Company realized five design wins for its IPnexus and SEGwayTM product families.

The Company's fourth quarter revenue guidance did not reflect orders from a customer that had contributed greater than 10% of the Company's revenue in each of the first three quarters of the year. This customer typically provides very little visibility on future orders but has placed orders for delivery during the first quarter 2004.

Based upon the current business mix, the current backlog and review of sales forecasts, management expects revenue to be $14.5 million to $15.5 million in the first quarter 2004. Gross margin is expected to be approximately 50.5% to 52.5%, and diluted earnings per share for the first quarter is expected to be between $.11 and $.13. The effective income tax rate for the first quarter is assumed to be 31%.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's recent Annual and Quarterly Reports, on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.


About Performance Technologies

Performance Technologies (Nasdaq NM: PTIX) is a leading developer of unified embedded computing products and system-level solutions for the communications, military and commercial markets. Serving the industry for over 20 years, our packet-based products enable equipment manufacturers and carriers to provide highly available and fully-managed systems with time-to-market, performance and cost advantages.

Performance Technologies is headquartered in Rochester, New York. Additional operational and engineering facilities are located in San Diego and San Luis Obispo, California; Norwood, Massachusetts and Ottawa, Canada. For more information, visit www.pt.com.


Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.

Performance Technologies Announces Fourth Quarter and 2003 Financial Results Page 4

These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid or unexpected changes in technologies, cancellation or delay of customer orders including those relating to design wins, changes in the product or customer mix of sales, delays in new product development, customer acceptance of new products and customer delays in qualification of products. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2002, as reported in its Annual Report on Form 10-K, and other documents as filed with the Securities and Exchange Commission.

A conference call will be held on Friday, February 6, 2004 at 10:00 a.m. EST to discuss the Company's financial performance for the fourth quarter. All interested institutional investors can participate in the conference call by dialing (888) 423-7081. The conference call will also be available simultaneously for all other investors at (888) 701-8678. The conference ID number is 5293370. A digital recording will be available two hours after the completion of the conference from February 6 through February 9, 2004. To access Encore, US/Canada participants should dial (800) 642-1687 or for International/Local participants, dial (706) 645-9291 and enter the conference ID 5293370. A live Webcast of the conference call will also be available on the Performance Technologies Web site at www.pt.com. The Webcast will be archived to the Web site within two hours after the completion of the call.

             PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS


                                                                               December 31,                December 31,
                                                                                   2003                        2002
                                                                        -----------------------    -----------------------

Current assets:
  Cash and cash equivalents                                                      $ 29,589,000                $22,077,000
  Marketable securities                                                                                        2,006,000
  Accounts receivable                                                               7,857,000                  6,622,000
  Inventories                                                                       5,443,000                  4,550,000
  Prepaid expenses and other assets                                                   626,000                    942,000
  Deferred taxes                                                                    1,714,000                  1,574,000
                                                                        -----------------------    -----------------------
       Total current assets                                                        45,229,000                 37,771,000

Property, equipment and improvements                                                2,432,000                  3,012,000
Software development costs                                                          2,597,000                  2,068,000
Note receivable from unconsolidated company                                         1,000,000                  1,000,000
Investment in unconsolidated company                                                  402,000                  1,353,000
                                                                        -----------------------    -----------------------
       Total assets                                                              $ 51,660,000                $45,204,000
                                                                        =======================    =======================





                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
  Accounts payable                                                               $  1,231,000                $ 1,926,000
  Income taxes payable                                                              1,760,000                    502,000
  Accrued expenses                                                                  4,019,000                  3,213,000
                                                                        -----------------------    -----------------------
       Total current liabilities                                                    7,010,000                  5,641,000

Deferred taxes                                                                        698,000                    754,000
                                                                        -----------------------    -----------------------
       Total liabilities                                                            7,708,000                  6,395,000
                                                                        -----------------------    -----------------------

Stockholders' equity:
  Preferred stock
  Common stock                                                                        133,000                    133,000
  Additional paid-in capital                                                        9,780,000                 10,961,000
  Retained earnings                                                                43,615,000                 40,565,000
  Treasury stock                                                                   (9,536,000)               (12,782,000)
  Accumulated other comprehensive loss                                                (40,000)                   (68,000)
                                                                        -----------------------    -----------------------
       Total stockholders' equity                                                  43,952,000                 38,809,000
                                                                        -----------------------    -----------------------
       Total liabilities and stockholders' equity                                $ 51,660,000                $45,204,000
                                                                        =======================    =======================

             PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
        FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002




                                                            Three Months Ended                    Twelve Months Ended
                                                               December 31,                           December 31,
                                                         2003               2002                2003               2002
                                                    ----------------   ----------------    ---------------    ----------------

Sales                                                 $13,257,000         $10,033,000        $49,992,000        $27,014,000
Cost of goods sold                                      6,231,000           5,302,000         25,293,000         12,846,000
                                                    ----------------   ----------------    ---------------    ----------------
Gross profit                                            7,026,000           4,731,000         24,699,000         14,168,000
                                                    ----------------   ----------------    ---------------    ----------------
Operating expenses:
  Selling and marketing                                 1,559,000           1,257,000          5,881,000          4,385,000
  Research and development                              2,202,000           2,157,000          9,493,000          6,914,000
  General and administrative                            1,209,000           1,018,000          4,639,000          2,735,000
  Restructuring charge                                    118,000                                118,000            573,000
  In-process research and development                                         366,000                               366,000
  Class action legal settlement                                                                                     143,000
                                                    ---------------    ----------------    ---------------    ---------------
      Total operating expenses                          5,088,000           4,798,000         20,131,000         15,116,000
                                                    ---------------    ----------------    ---------------    ---------------
Income (loss) from operations                           1,938,000             (67,000)         4,568,000           (948,000)

Other income, net                                         118,000             218,000            522,000            550,000
                                                    ----------------   ----------------    ---------------    ----------------
Income (loss) before income taxes and
  equity loss in unconsolidated company                 2,056,000             151,000          5,090,000           (398,000)

Income tax provision (benefit)                            493,000            (649,000)         1,339,000           (819,000)
                                                    ----------------   ----------------    ---------------    ----------------
Income before equity in loss of
   unconsolidated company                               1,563,000             800,000          3,751,000            421,000

Equity in loss of unconsolidated
   company                                                (37,000)            (83,000)          (309,000)           (95,000)
Impairment of minority interest
   investment                                            (392,000)                              (392,000)

                                                    ----------------   ----------------    ---------------    ----------------
      Net income                                      $ 1,134,000         $   717,000        $ 3,050,000        $   326,000
                                                    ===============    ================    ===============    ===============


Basic earnings per share                              $       .09         $       .06        $       .25        $       .03
                                                    ================   ================    ===============    ================

Weighted average common shares                         12,374,000          12,274,000         12,259,000         12,263,000
                                                    ================   ================    ===============    ================

Diluted earnings per share                            $       .09         $       .06        $       .24        $       .03
                                                    ================   ================    ===============    ================

Weighted average common and
  common equivalent shares                             13,183,000          12,274,000         12,692,000         12,373,000
                                                    ===============    ================    ===============    ================